================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                               (AMENDMENT NO. 2)
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  June 7, 1996

Commission File Number: 0-24780           Commission File Number:  33-73002-01

     PROTECTION ONE, INC.                 PROTECTION ONE ALARM MONITORING, INC.
     6011 Bristol Parkway                         6011 Bristol Parkway
 Culver City, California 90230                Culver City, California 90230
 (Exact name of registrant as                  (Exact name of registrant as
   specified in its charter)                     specified in its charter)

           Delaware                                      Delaware
  (State or other jurisdiction                 (State or other jurisdiction
of incorporation or organization)            of incorporation or organization)

          93-1063818                                   93-0164579
(I.R.S. employer identification no.)       (I.R.S. employer identification no.)

    6011 Bristol Parkway                          6011 Bristol Parkway
 Culver City, California 90230                Culver City, California 90230
(Address of principal executive              (Address of principal executive
  offices, including zip code)                 offices, including zip code)

       (310) 338-6930                                (310) 338-6930
(Registrant's telephone number,               (Registrant's telephone number,
    including area code)                          including area code)

================================================================================

        The information provided in this Current Report on Form 8-K/A supplements the information provided in the Current Report on Form 8-K of Protection One, Inc. and Protection One Alarm Monitoring, Inc. (together the "Company") dated June 7, 1996 as filed with the Securities and Exchange Commission (the "Commission") on July 2, 1996, as amended by a Current Report on Form 8-K/A also filed by the Company with the Commission on that date.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

             The following financial statements, pro forma financial information and exhibits are filed as part of this Report:

             (a)     Financial Statements of Business Acquired

                             The consolidated financial statements of Metrol
Security Services, Inc. and its subsidiaries listed on page F-1 hereof.

             (b)     Pro Forma Financial Information

                             The pro forma financial statements of Protection
One, Inc. and its subsidiaries listed on page PFF-1 hereof.

             (c)     Exhibits

                     5.1 Consent of KPMG Peat Marwick dated August 1, 1996. (Registration Statement on Form S-3 (Commission File No. 333-09401)).

                     5.2 Consent of KPMG Peat Marwick dated August 1, 1996 (Registration Statement on Form S-3 (Commission File No. 333-5849)).

                     5.3 Consent of KPMG Peat Marwick dated August 1, 1996 (Registration Statement on Form S-8 (Commission File No. 333-2828)).

                     5.4 Consent of KPMG Peat Marwick dated August 1, 1996 (Registration Statement on Form S-8 (Commission File No. 333-2892)).

                     5.5 Consent of KPMG Peat Marwick dated August 1, 1996 (Registration Statement on Form S-3 (Commission File No. 33-99220)).

                     5.6 Consent of KPMG Peat Marwick dated August 1, 1996 (Registration Statement on Form S-8 (Commission File No. 33-97542)).

                     5.7 Consent of KPMG Peat Marwick dated August 1, 1996 (Registration Statement on Form S-8 (Commission File No. 33-95702)).

                     5.8 Consent of KPMG Peat Marwick dated August 1, 1996 (Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (Commission File No. 33-83494)).

                         INDEX TO FINANCIAL STATEMENTS

                METROL SECURITY SERVICES, INC. AND SUBSIDIARIES


                                                                        Page No.
                                                                        --------

Consolidated Balance Sheet as of March 31, 1996 (unaudited)               F-2

Consolidated Statement of Operations for the three months                 F-3
        ended March 31, 1996 (unaudited)

Consolidated Statement of Cash Flows for the three months                 F-4
        ended March 31, 1996 (unaudited)

Independent Auditors' Report dated March 29, 1996                         F-5

Consolidated Balance Sheets as of December 31, 1995 and 1994              F-6

Consolidated Statements of Operations for the years ended                 F-7
        December 31, 1995 and 1994

Consolidated Statements of Stockholders' Deficiency for                   F-8
        the years ended December 31, 1995 and 1994

Consolidated Statements of Cash Flows for the years ended                 F-9
        December 31, 1995 and 1994

Notes to Consolidated Financial Statements                                F-11

Independent Auditors' Report dated February 10, 1995                      F-22

Consolidated and Combined Balance Sheets as of                            F-23
        December 31, 1994 and 1993

Consolidated and Combined Statements of Operations for the                F-24
        years ended December 31, 1994 and 1993

Consolidated and Combined Statements of Stockholders' Deficiency          F-25
        for the years ended December 31, 1994 and 1993

Consolidated and Combined Statements of Cash Flows for the                F-26
        years ended December 31, 1994 and 1993

Notes to Consolidated and Combined Financial Statements                   F-28

                         METROL SECURITY SERVICES, INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996

                ASSETS

                                                                    (UNAUDITED)
Current assets
    Cash & cash equivalents                                         $   315,321
    Short-term investments                                               52,500
    Accounts receivable, net of allowance
      for doubtful accounts of $364,000                               2,232,871
    Advances and other receivables                                      192,817
    Inventories                                                         761,131
    Prepaids & deposits                                                 259,999
                                                                    -----------
                Total current assets                                  3,814,639

Property & equipment                                                  1,945,805

Intangible assets                                                    11,191,533
                                                                    -----------
                Total assets                                        $16,951,977
                                                                    ===========
                LIABILITIES & EQUITY

Current liabilities

    Accounts payable                                                $   676,859
    Dividends payable                                                   112,500
    Accrued interest                                                    165,690
    Accrued liabilities                                                 353,021
    Deferred revenues                                                 1,843,798
    Current portion capital leases                                      107,853
    Current portion notes payable                                       973,203
                                                                    -----------
                Total current liabilities                             4,232,924

Capital leases                                                            7,461

Notes payable                                                        14,344,377
Deferred tax liability                                                1,124,746
                                                                    -----------
                Total liabilities                                    19,709,508
                                                                    -----------

Stockholders' equity
    Common stock                                                          2,876
    Preferred stock                                                         500
    Add'l paid in capital                                             4,821,100
    Retained earnings (deficit)                                      (7,582,007)
                                                                    -----------
                Total equity (deficit)                               (2,757,531)
                                                                    -----------


                Total liabilities & equity                          $16,951,977
                                                                    ===========

                         METROL SECURITY SERVICES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1996

                                                              (UNAUDITED)
Revenues:
  Monitoring and service                                       $1,865,072
  Installation                                                    805,361
  Guard and patrol                                              1,075,896
                                                               ----------
      Total revenues                                            3,746,329
                                                               ----------
Cost of revenues:
  Monitoring and service                                          679,487
  Installation                                                    555,089
  Guard and patrol                                                876,569
                                                               ----------
      Total costs of revenues                                   2,111,145
                                                               ----------
          Gross margin                                          1,635,184
                                                               ----------
Selling and marketing expenses                                    283,908
General and administrative expenses                               574,746
Other (income) expense, net                                       (17,453)
Depreciation and amortization                                     718,620
                                                               ----------
          Earnings from operations                                 75,363
                                                               ----------
Interest expense, net                                             363,114
                                                               ----------
          Net loss before income tax benefit                     (287,751)
Deferred income tax benefit                                        66,150
                                                               ----------
          Net loss                                             $ (221,601)
                                                               ==========

                         METROL SECURITY SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1996


                                                                   (UNAUDITED)
Cash flow from operating activities:
  Net loss                                                         $(221,601)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                    718,620
    Provision for uncollectible accounts                              49,598
    Gain on sale of assets                                              (242)
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable                       482,482
    (Increase) decrease in employee advances                         (24,460)
    (Increase) decrease in inventories                               (69,043)
    (Increase) decrease in prepaids and deposits                      58,058
    Increase (decrease) in accounts payable                         (275,136)
    Increase (decrease) in accrued liabilities                      (132,798)
    Increase (decrease) in deferred revenues                          83,877
    Increase (decrease) in deferred tax liabilities                  (66,150)
                                                                   ---------
        Net cash provided by operating activities                    603,205
                                                                   ---------

Cash flow from investing activities:
  Acquisition assets acquired                                         (8,596)
  Proceeds from sale of assets                                           995
  Purchase of equipment                                             (115,935)
                                                                   ---------
        Net cash used in investing activities                       (123,536)
                                                                   ---------

Cash flow from financing activities:
  Payments on notes payable                                          (38,419)
  Payments on capital leases                                         (25,269)
  Additional debt acquired with acquisition                            8,499
  Dividends paid                                                    (112,500)
                                                                   ---------
        Net cash used in financing activities                       (167,689)
                                                                   ---------

Net increase in cash and equivalents                                 311,980

Cash and equivalents, beginning of year                                3,341
                                                                   ---------
Cash and equivalents, end of period                                $ 315,321
                                                                   =========


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Metrol Security Services, Inc.:


We have audited the accompanying consolidated balance sheets of Metrol Security Services, Inc. and subsidiaries (Company) as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metrol Security Services, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                        KPMG Peat Marwick LLP





March 29, 1996

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1995 and 1994




                                ASSETS                                        1995              1994
                                ------                                    ------------      ------------
Current assets (note 5):
    Cash and cash equivalents (note 6)                                    $      3,341           613,493
    Short-term investments (note 6)                                             52,500            52,500
    Trade accounts receivable, net of allowance for uncollectible
      accounts of $330,000 in 1995 and $108,000 in 1994                      2,764,951         1,192,890
    Employee advances and other receivables (note 13)                          168,357            12,003
    Inventories                                                                692,088           416,232
    Prepaid expenses and deposits                                              318,057           234,021
                                                                          ------------      ------------
           Total current assets                                              3,999,294         2,521,139

Property and equipment, net of accumulated depreciation and
    amortization (notes 2 and 5)                                             2,016,013         2,087,325
Intangible assets, net of accumulated amortization (note 3)                 11,716,167         2,583,256
                                                                          ------------      ------------

           Total assets                                                   $ 17,731,474         7,191,720
                                                                          ============      ============

               LIABILITIES AND STOCKHOLDERS' DEFICIENCY
               ----------------------------------------

Current liabilities:
    Trade accounts payable                                                $    951,995           415,957
    Dividends payable                                                          112,500            24,456
    Accrued interest                                                           204,938            34,658
    Accrued liabilities                                                        446,571           397,916
    Deferred revenues                                                        1,759,921           980,257
    Current portion of capital lease obligations (note 4)                      107,853           109,294
    Current portion of notes payable and notes payable to affiliates
      (notes 5 and 6)                                                          973,203           651,393
                                                                          ------------      ------------
           Total current liabilities                                         4,556,981         2,613,931

Capital lease obligations, excluding current portion (note 4)                   32,730           140,583
Notes payable, excluding current portion (notes 5 and 6)                    14,374,297         5,754,336
Deferred tax liability                                                       1,190,896                --
                                                                          ------------      ------------
           Total liabilities                                                20,154,904         8,508,850
                                                                          ------------      ------------

Commitments and subsequent events (notes 4, 5, 9, 11, 12 and 13)

Stockholders' deficiency (note 8):
    Common stock - 2,000,000 shares authorized, 287,634 shares issued
      and outstanding                                                            2,876             2,876
    Preferred stock - 100,000 shares authorized, 50,000 shares issued
      and outstanding                                                              500               500
    Additional paid-in capital                                               4,821,100         4,821,100
    Accumulated deficit                                                     (7,247,906)       (6,141,606)
                                                                          ------------      ------------
           Net stockholders' deficiency                                     (2,423,430)       (1,317,130)
                                                                          ------------      ------------

           Total liabilities and stockholders' deficiency                 $ 17,731,474         7,191,720
                                                                          ============      ============


See accompanying notes to consolidated financial statements.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations

                     Years ended December 31, 1995 and 1994




                                               1995                1994
                                           ------------        ------------
Revenue:
    Monitoring and service                 $  6,995,051           5,046,496
    Installation                              3,756,653           2,612,661
    Guard and patrol                          4,935,724           2,961,481
                                           ------------        ------------
                                             15,687,428          10,620,638
                                           ------------        ------------

Cost of revenue:
    Monitoring and service                    2,215,126           1,597,758
    Installation                              2,631,244           1,970,533
    Guard and patrol                          4,287,567           2,408,028
                                           ------------        ------------
                                              9,133,937           5,976,319
                                           ------------        ------------

           Gross margin                       6,553,491           4,644,319
                                           ------------        ------------

Selling and marketing expenses                1,143,711             773,848
General and administrative expenses           2,371,780           1,615,576
Professional fees                               218,567             208,239
Other expense, net                              (13,119)            111,625
Depreciation and amortization                 2,692,316           1,402,559
                                           ------------        ------------
           Earnings from operations             140,236             532,472

Interest income                                  (4,140)             (6,188)
Interest expense                              1,249,126             926,609
                                           ------------        ------------

           Net loss before
             income tax benefit              (1,104,750)           (387,949)
           Deferred income tax benefit          448,450                 --
                                           ------------        ------------
           Net loss                        $   (656,300)           (387,949)
                                           ============        ============
Loss per share common stock (note 8)       $      (3.85)              (3.26)
                                           ============        ============


See accompanying notes to consolidated financial statements.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

               Consolidated Statements of Stockholders' Deficiency

                     Years ended December 31, 1995 and 1994





                                                      COMMON STOCK                              PREFERRED STOCK
                                         ---------------------------------------     ---------------------------------------
                                              SHARES               AMOUNT                 SHARES               AMOUNT
                                         ------------------   ------------------     ------------------   ------------------
Balances at December 31, 1993                    116,451            $  116,451                  --              $     --

Purchase 1,545 treasury shares                      --                    --                    --                    --
Retire treasury shares                           (51,545)              (51,545)                 --                    --
Net loss                                            --                    --                    --                    --
                                              ----------            ----------            ----------            ----------

Balances at December 1, 1994                      64,906            $   64,906                  --              $     --
                                              ==========            ==========            ==========            ==========

Issuance of Company's common shares
    (note 8)                                     287,634            $    2,876                  --              $     --
Issuance of preferred shares                        --                    --                  50,000                   500
Dividends declared ($.4891 per
    preferred share)                                --                    --                    --                    --
Net loss                                            --                    --                    --                    --
                                              ----------            ----------            ----------            ----------

Balances at December 31, 1994                    287,634                 2,876                50,000                   500

Dividends declared ($9.00 per
    preferred share)                                --                    --                    --                    --
Net loss                                            --                    --                    --                    --

                                              ----------            ----------            ----------            ----------

Balances at December 31, 1995                    287,634            $    2,876                50,000            $      500
                                              ==========            ==========            ==========            ==========

                                             ADDITIONAL                                                            NET
                                               PAID-IN             ACCUMULATED             TREASURY            STOCKHOLDERS'
                                               CAPITAL               DEFICIT                 STOCK              DEFICIENCY
                                         -------------------    ------------------     ------------------    ------------------

Balances at December 31, 1993                    262,116            (5,674,295)             (285,754)           (5,581,482)

Purchase 1,545 treasury shares                      --                    --                (144,843)             (144,843)
Retire treasury shares                          (262,116)             (116,936)              430,597                  --
Net loss                                            --                (138,591)                 --                (138,591)
                                              ----------            ----------            ----------            ----------

Balances at December 1, 1994                        --              (5,929,822)                 --              (5,864,916)
                                              ==========            ==========            ==========            ==========

Issuance of Company's common shares
    (note 8)                                        --              (5,867,792)                 --              (5,864,916)
Issuance of preferred shares                   4,821,100                  --                    --               4,821,600
Dividends declared ($.4891 per
    preferred share)                                --                 (24,456)                 --                 (24,456)
Net loss                                            --                (249,358)                 --                (249,358)
                                              ----------            ----------            ----------            ----------

Balances at December 31, 1994                  4,821,100            (6,141,606)                 --              (1,317,130)

Dividends declared ($9.00 per
    preferred share)                                --                (450,000)                 --                (450,000)
Net loss
                                                    --                (656,300)                 --                (656,300)
                                              ----------            ----------            ----------            ----------

Balances at December 31, 1995                  4,821,100            (7,247,906)                 --              (2,423,430)
                                              ==========            ==========            ==========            ==========

See accompanying notes to consolidated financial statements.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                     Years ended December 31, 1995 and 1994




                                                                             1995                   1994
                                                                          -----------            -----------
Cash flows from operating activities:
    Net loss                                                              $  (656,300)              (387,949)
    Adjustments to reconcile net loss to net cash provided by
      operating activities:
      Depreciation and amortization                                         2,692,316              1,402,559
      Provision for uncollectible accounts                                    250,372                102,498
      Gain on sale of equipment                                                (1,604)               (13,088)
      Write-off of loan fees                                                     --                  144,288
      Change in assets and liabilities:
        (Increase) decrease in trade accounts receivable                   (1,822,433)               119,185
        Increase in employee advances and other receivables                  (156,354)                (1,481)
        Increase in inventories                                              (275,856)               (41,912)
        Increase in prepaid expenses and deposits                             (84,036)               (58,275)
        Increase (decrease) in trade accounts payable                         536,038               (202,119)
        Increase (decrease) in accrued interest and liabilities               218,935                (85,157)
        Increase (decrease) in deferred revenues                              779,664                (83,756)
        Decrease in deferred tax liabilities                                 (448,450)                    --
                                                                          -----------             ----------
                Net cash provided by operating activities                   1,032,292                894,793
                                                                          -----------             ----------

Cash flows from investing activities:
    Purchase of equipment                                                    (426,441)              (320,730)
    Proceeds from sale of equipment                                            24,664                 31,651
    Purchases of assets from other companies                               (8,383,145)              (286,450)
    Acquisition costs                                                        (539,883)                  --
                                                                          -----------             ----------
                Net cash used in investing activities                      (9,324,805)              (575,529)
                                                                          -----------             ----------

Cash flows from financing activities:
    Payments on capital lease obligations                                    (109,294)               (99,233)
    Payments on notes payable                                                (580,225)            (9,383,228)
    Payments on notes payable to affiliates                                      --                 (515,000)
    Proceeds from issuance of long-term debt                                8,795,500              6,000,000
    Purchase of treasury stock                                                   --                 (144,843)
    Proceeds from issuance of preferred stock                                    --                5,000,000
    Debt issuance costs                                                       (61,664)              (576,685)
    Stock issuance costs                                                         --                 (178,400)
    Dividends paid                                                           (361,956)                  --
                                                                          -----------             ----------
                Net cash provided by financing activities                   7,682,361                102,611
                                                                          -----------             ----------

Net (decrease) increase in cash and cash equivalents                         (610,152)               421,875
Cash and cash equivalents, beginning of year                                  613,493                191,618
                                                                          -----------             ----------

Cash and cash equivalents, end of year                                    $     3,341                613,493
                                                                          ===========             ==========


                                                                     (Continued)

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

                Consolidated Statements of Cash Flows, Continued

                     Years ended December 31, 1995 and 1994




                                                                                              1995                   1994
                                                                                          -----------            -----------

Supplemental disclosure of cash flow information:
    Cash paid for interest                                                                $ 1,078,846              1,093,850
                                                                                          ===========            ===========


Supplemental disclosure of noncash investing and financing activities:
    Equipment acquired under capital lease arrangements                                   $      --                  165,935
                                                                                          ===========            ===========

    Accrued preferred stock dividends                                                     $   112,500                 24,456
                                                                                          ===========            ===========

    The Company acquired selected assets from other companies. In conjunction with these acquisitions, assets were acquired and liabilities incurred as follows:

      Estimated fair value of assets acquired                                             $ 8,586,961                669,222
      Cash payments for assets acquired                                                    (8,082,899)              (286,450)
                                                                                          -----------            -----------

      Liabilities incurred                                                                $   504,062                382,772
                                                                                          ===========            ===========


See accompanying notes to consolidated financial statements.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1995 and 1994





(1)    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       Metrol Security Services, Inc. was formed on December 1, 1994 and has two wholly-owned subsidiaries (Sonitrol of Arizona, Inc. and Electronic Security Services, Inc.) (the Company). The Company is the successor of Sonitrol of Arizona, Inc. and Electronic Security Services, Inc. (collectively, the Predecessor). Effective December 1, 1994, the stock of the Predecessor was contributed to the Company. This contribution of stock has been accounted for in a manner similar to a pooling of interests as combinations of entities under common control.

       On April 1, 1995, Sonitrol of Arizona, Inc. (SOA) acquired the corporate entities of GTMP Holding Co. (GTMP), and GTMT Holding Co. (GTMT). The subsidiaries of GTMP and GTMT were merged into their respective holding companies with the exception of Dictoguard/Dictograph, Inc., GTMT's New Mexico subsidiary. SOA is now comprised of three wholly-owned subsidiaries (GTMP, GTMT and Dictoguard/Dictograph, Inc.) of which GTMP and GTMT are inactive. SOA has accounted for the acquisition as a purchase of stock.

       NATURE OF OPERATIONS

       SOA and its subsidiary Dictoguard/Dictograph, Inc. (NM) provide installation, service and monitoring of electronic alarm systems to commercial and residential customers. SOA is a franchised Arizona dealer for Sonitrol products (audio) and SOA and NM are franchise dealers for Dictograph products (digital) in Arizona and New Mexico. SOA also markets digital electronic alarm systems under the Metrol name and, to a lesser extent, installs and services close circuit television and access control systems. Electronic Security Services, Inc. (ESS) provides guard and patrol services in Arizona and NM provides guard and patrol services in New Mexico.

       PRINCIPLES OF CONSOLIDATION AND PRESENTATION

       The accompanying consolidated financial statements present the financial condition of the Company as of December 31, 1995 and 1994 and the results of their operations for the years then ended. All significant intercompany balances and transactions have been eliminated in consolidation of the Company.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents include cash on hand, money market funds and certificates of deposit with original maturities at the date of purchase of three months or less.

       SHORT-TERM INVESTMENTS

       Short-term investments include certificates of deposit with original maturities of one year or less and are stated at cost which approximates market.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued




       INVENTORIES

       Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value). Work-in-process inventories of $220,215 at December 31, 1995 are comprised of costs incurred on uncompleted installations which are stated at actual cost of equipment, labor and other direct costs.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost or for capital leases at the present value of minimum lease payments at the inception of the lease. All assets are depreciated or amortized using the straight-line method over the shorter of the lease term, if applicable, or estimated useful lives of the assets.

       REVENUE

       Revenue from the installation of electronic alarm systems is recognized upon equipment installation and acceptance by the customer or for large projects, on the percentage-of-completion method based on costs incurred to date to total estimated costs which are included in trade accounts receivable due to its immateriality. Revenue from monitoring service is recognized on a straight-line basis over the term of the service contract. Revenue from guard and patrol services is recognized when the services are rendered. Deferred revenues represent amounts billed in advance to customers for monitoring service and system installation.

       INTANGIBLE ASSETS

       Intangible assets represent an allocation of the costs in excess of the estimated fair market value of tangible assets acquired as of the acquisition date and deferred financing fees related to the acquisition, and are amortized using the straight-line method over the estimated economic lives of the respective assets.

       INCOME TAXES

       The Predecessor was an S Corporation for federal income tax purposes prior to December 1, 1994. As an S Corporation, the taxable income or loss was included in the individual tax returns of the stockholders. Therefore, no provision or benefit was made for income taxes for the period from January 1, 1994 through November 30, 1994.

       On December 1, 1994, the Predecessor terminated its S Corporation election concurrent with the contribution of the stock to the Company and the Company became subject to federal and state income taxes. Accordingly, the Company adopted the asset and liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards No. 109.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued




       Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       IMPAIRMENT OF ASSETS

       The Company accounts for long-lived assets under the Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets." Effective January 1, 1995, the Company adopted the provision of this Statement, under which impairment of goodwill and other long-lived assets would be recognized if the expected future net cash flows (undiscounted and without interest charges) of the related businesses are less than the carrying amounts of the assets. No impairment existed in 1995.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

           RECEIVABLES, PAYABLES AND ACCRUED EXPENSES

           Fair value is considered to be equal to the carrying value of the accounts receivable, accounts payable and accrued expenses as they are generally short-term in nature and the related amounts approximate fair value or are receivable or payable on demand.

           LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

           The fair value of the Company's long-term debt and capital lease obligations are estimated based on the current rates offered to the Company for debt of the same remaining maturities.

           INTEREST RATE CAP AGREEMENTS

           Interest rate cap agreements used to establish a maximum rate for certain long-term debt are carried at amortized costs which approximate market. The agreements are in effect for three years and expire in 1997 and 1998. The Company is exposed to credit losses in the event of nonperformance by the counterparties to its agreements but has no off-balance sheet credit risk of accounting loss. The Company anticipates, however, that the counterparties will be able to fully satisfy their obligations under the agreements.

       USE OF ESTIMATES

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued




       ADVERTISING COSTS

       The Company expenses all advertising costs as incurred to selling and marketing expense.

       LOSS PER SHARE OF COMMON STOCK

       Loss per share of common stock is computed using the weighted average number of common shares of stock outstanding during the years presented and does not include the effect of common share equivalents (convertible preferred stock) because their effect would be anti-dilutive. The weighted average number of common shares used in the computation were 287,634 and 126,421 in 1995 and 1994, respectively. In 1995 and 1994, the net loss for purposes of the loss per share calculation has been increased by $450,000 and $24,456, respectively, for dividends on the Company's preferred stock to arrive at the loss per share of common stock. Accordingly, the net loss applicable to common shareholders was $1,106,300 and $412,405 in 1995 and 1994, respectively.


(2)    PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:

                                                         ESTIMATED
                                                        USEFUL LIVES
                                                         (IN YEARS)              1995                 1994
                                                      -----------------    ------------------   ------------------
           Alarm system equipment                           5-10           $    3,043,580            2,870,348
           Central station monitoring equipment             5-10                1,040,332            1,015,657
           Office furniture, fixtures and
             equipment                                      2-5                   841,884              676,102
           Vehicles                                         3-5                   601,884              446,878
           Leasehold improvements                            10                   602,814              576,223
           Repair parts                                      3                    118,448              118,448
           Building                                                                55,052                   --
           Land                                                                    10,000                   --
                                                                           ------------------   ------------------
                                                                                6,313,994            5,703,656
           Less:  accumulated depreciation and
             amortization                                                      (4,297,981)          (3,616,331)
                                                                           ------------------   ------------------

                                                                           $    2,016,013            2,087,325
                                                                           ==================   ==================


       Included in central station monitoring equipment and vehicles in 1995 is approximately $384,139 and $234,209 in cost and accumulated amortization, respectively, related to capital leases.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued





(3)    INTANGIBLE ASSETS

       Intangible assets consist of the following:

                                                         ESTIMATED
                                                        USEFUL LIVES
                                                         (IN YEARS)              1995                 1994
                                                      -----------------    ------------------   ------------------

           Monitored alarm accounts                         8-10           $   13,063,541            6,370,957
           Guard and patrol accounts                        5-8                   321,531              321,531
           Covenants not to compete                         2-5                 3,178,532              459,282
           Franchise fee                                     40                    66,000               25,000
           Deferred financing fees                           7                    638,519              576,855
           Goodwill                                          8                  1,639,346                   --
                                                                           ------------------   ------------------
                                                                               18,907,469            7,753,625
           Less:  accumulated amortization                                     (7,191,302)          (5,170,369)
                                                                           ------------------   ------------------

                                                                           $   11,716,167            2,583,256
                                                                           ==================   ==================

(4)    LEASES

       The Company is obligated under various capital leases for equipment and vehicles that expire at various dates through 1998. Additionally, the Company leases its principal operating facilities from related parties under operating leases with terms expiring in 2002 with renewal options. Rent expense under these operating leases was approximately $140,400 in 1995 and 1994. Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments as of December 31, 1995 are as follows:

                                                                                CAPITAL             OPERATING
                                                                                LEASES               LEASES
                                                                           ------------------   ------------------
               1996                                                        $      117,142              179,245
               1997                                                                29,564              171,900
               1998                                                                 4,684              144,855
               1999                                                                    --              140,400
               2000                                                                    --              140,400
             Thereafter                                                                --              152,100
                                                                           ------------------   ------------------

             Total minimum lease payments                                         151,390       $      928,900
                                                                                                ==================

             Less amount representing interest (at rates ranging from
               9% to 14.8%)                                                        10,807
                                                                           ------------------

             Present value of future minimum lease payments                       140,583

             Less current portion of capital lease obligations                    107,853
                                                                           ------------------

             Capital lease obligations, excluding current portion          $       32,730
                                                                           ==================

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued





(5)    NOTES PAYABLE AND NOTES PAYABLE TO AFFILIATES

       Notes payable and notes payable to affiliates consist of the following:

                                                                               1995              1994
                                                                            -----------       -----------
Credit facility with bank, $2,495,500, bearing interest at the prime rate plus 1.75% (8.5% at December 31, 1995), and $12,000,000 bearing interest at the applicable LIBOR rate plus 3.75% (5.81% -
  5.94%) matures January 2002, secured by the assets and capital
  stock of the Company                                                      $14,495,500         6,000,000

Notes payable to an individual in connection with an
  acquisition, principal payments of $5,000 due monthly
  through October 1996, unsecured                                                50,000           110,000

Note payable in connection with an acquisition, bearing interest at
  8%, principal payments of $2,677 including interest due monthly
  through January 2002, unsecured                                               154,336           189,494

Note payable in connection with an acquisition,
  non-interest bearing, unsecured, paid in June 1995                               --             106,235

Note payable in connection with an acquisition, bearing interest at
  7%, due September 1, 1996 upon final
  settlement                                                                    500,000              --

Vehicle loans payable to bank assumed from an acquisition, bearing
  interest at 8.6%, maturing August 1997                                        104,841              --

Mortgage payable assumed from an acquisition, bearing interest at 9%,
  principal balance paid March 1996                                              38,761              --

Note payable in connection with an acquisition,
  non-interest bearing, due May 1996, unsecured                                   4,062              --
                                                                            -----------       -----------
                                                                             15,347,500         6,405,729
Less current portion of notes payable                                           973,203           651,393
                                                                            -----------       -----------

Notes payable excluding current portion                                     $14,374,297         5,754,336
                                                                            ===========       ===========

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued




       The aggregate maturities of the notes payable subsequent to December 31, 1995 are as follows:

                      1996                                                                      $      973,203
                      1997                                                                           1,628,709
                      1998                                                                           1,798,506
                      1999                                                                           2,084,413
                      2000                                                                           2,370,487
                      Thereafter                                                                     6,492,182
                                                                                                -----------------

                                                                                                $   15,347,500
                                                                                                =================


       The credit facility with the bank allows SOA to borrow up to $15,000,000 and SOA or ESS to borrow up to $500,000. The aggregate principal amount outstanding at any time is limited based on factors that include permitted acquisition expenditures, loss prevention program advances and recurring monthly revenue, as defined. The interest rate for any portion of the outstanding principal balance of a note which is not a LIBOR portion is at the prime rate plus 1.75% or 1.00% depending upon the ratio of bank debt to net operating income, as defined. The rate of interest for any LIBOR portion is at the LIBOR rate plus 3.75% or 2.5%, depending upon the ratio of bank debt to net operating income, as defined. However, the interest rate is decreased by 25 basis points when cash advances reach $10,000,000. The credit facility required an initial $170,000 facility fee and also requires a .5% commitment fee on the unused portion of the facility. All borrowings outstanding as of December 31, 1996 and June 30, 1997 will be converted into 5 year and 4.5 year term loans, respectively. The credit facility contains various covenants including the requirement that the Company maintain specific interest, debt, and current asset ratios. The credit facility also limits capital expenditures and the payment of dividends. The Company was not in compliance with all covenants at December 31, 1995, however, the lender waived all instances of noncompliance.

       On December 16, 1994 and May 8, 1995, the Company executed interest rate protection agreements with the bank that caps the interest rate to be paid on $4,500,000 and $2,500,000, respectively, of the indebtedness. The Company paid $54,000 and $10,250 for these agreements, which expire December 19, 1997 and May 10, 1998, respectively.


(6)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The estimated fair values of the Company's financial instruments are as follows:

                                                                                     DECEMBER 31, 1995
                                                                           ---------------------------------------
                                                                               CARRYING            FAIR VALUE
                                                                                AMOUNT             (UNAUDITED)
                                                                           ------------------   ------------------

           Cash, cash equivalents and short-term investments               $       55,841               55,841
           Long-term debt and capital lease obligations                        15,488,083           15,488,083
           Interest rate caps                                                      44,150               44,150

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued





(7)    INCOME TAXES

       The Predecessor was an S Corporation for federal income tax purposes and was not subject to federal and state income taxes. At December 1, 1994, the S Corporation election was terminated and the Company became subject to federal and state income taxes. No income tax expense or benefit was recorded for the cumulative temporary differences as of the date of termination.

       No current income tax expense was recorded for the period December 1, 1994 through December 31, 1995 due to net operating losses. For the year ended December 31, 1995, the Company recognized federal and state deferred tax benefits of $448,450. Such benefits were recognized because valuation allowances were reduced as a result of utilization of such net operating losses to offset temporary differences that generate deferred tax liabilities during the carryforward period.

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                   1995             1994
                                                                 ---------        ---------

Deferred tax assets:
  Net operating loss carryforward                               $  500,244          458,664
  Allowance for bad debts                                          132,000           43,200
  Accrued expenses                                                  26,728           25,095
  Differences in amortization for book and tax intangibles
                                                                   187,410            1,291
                                                                ----------        ---------
          Gross deferred tax assets                                846,382          528,250

Less valuation allowance                                              --           (454,563)
                                                                ----------        ---------

  Net deferred tax assets                                       $  846,382           73,687
                                                                ==========        =========

Deferred tax liabilities:
  Property and equipment depreciation                           $   67,460           73,687
  Change in tax reporting method of a subsidiary                    51,468             --
  Difference in book and tax basis of acquired intangibles       1,918,350             --
                                                                ----------        ---------

          Total deferred tax liabilities                         2,037,278           73,687
                                                                ----------        ---------
          Net deferred tax liabilities                          $1,190,896             --
                                                                ==========        =========


       A valuation allowance has not been provided because of the significant offsetting of deferred tax liabilities. The net change in the total valuation allowance for the year ended December 31, 1995 was a decrease of $454,563.

       During the year ended December 31, 1995, the Company acquired G.T.M.T., Inc., G.T.M.P. Holding Company Inc. and Dictoguard Inc. For financial reporting purposes, the assets acquired and liabilities assumed were valued at fair market value as of the date of purchase. For income tax purposes, the acquisitions were treated as stock purchases with the acquired assets and liabilities retaining their historical tax basis. The net basis increase for financial reporting purposes of approximately $5.3 million has no federal and state income tax basis and is not deductible for tax purposes. The deferred tax liability resulting from the acquisition basis difference, together with the Company's deferred tax liability, exceeded the Company's deferred tax assets at the date of purchase.

       At December 31, 1995, the Company has federal net operating loss carryforwards of approximately $1,500,000 which begin to expire in 1999.


(8)    STOCKHOLDERS' DEFICIENCY

       At December 31, 1995, the capital of the Company consisted of 2,000,000 shares of authorized $.01 par value common stock and 100,000 shares of authorized $.01 par value preferred stock. 287,634 shares of common stock and 50,000 shares of preferred stock were issued and outstanding.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued




       The Company's preferred stock is convertible into common stock at the option of the stockholder. The conversion rate is equal to the original purchase price of the stock, as defined, divided by $20 per share. The preferred stock has voting rights equal to the number of common shares they are convertible into and is entitled to per annum cumulative dividends of nine percent of the original purchase price per share. The liquidation preference for the preferred stock is the greater of the original purchase price plus accrued dividends or the calculated value to be paid per share assuming conversion of the preferred stock into common stock.

       During 1994, the shareholder of the Predecessor exchanged all of the outstanding stock of the Predecessor for 287,634 shares of the Company's common stock.


(9)    PROFIT SHARING PLAN

       The Company has a qualified 401(k) profit sharing plan (the Plan) covering certain employees twenty years of age and over who have completed one year of service. Company matching and profit sharing contributions to the Plan are at the discretion of the Board of Directors, but are limited to amounts deductible under the Internal Revenue Code. The Company presently matches 25% of employee contributions up to 8% of the employee's salary. For the years ended December 31, 1995 and 1994, Company or Predecessor matching contributions to the Plan totaled $15,168 and $15,430, respectively. No profit sharing contribution was made during 1995 or 1994.


(10)   ACQUISITIONS

       During 1995 and 1994, the Company acquired certain operating assets from various alarm companies as follows:

                                                                                                 PURCHASE
                ACQUISITION DATE                                COMPANY                            PRICE
       -----------------------------------    --------------------------------------------   ------------------
           August 29, 1994                    Affiliated Security Systems, Inc.              $      269,494
           October 14, 1994                   Ahwatukee Security, Inc.                              292,254
           March 31, 1995                     G.T.M.T., Inc., G.T.M.P. Holding                    8,309,002
                                              Company Inc. and Dictoguard Inc.
           April 1, 1995                      ABS Security Systems                                   55,132
           September 8, 1995                  P.M.S. International Corporation                      222,827

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued




       The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to tangible and intangible assets based on their fair values as determined by management. The results of operations of the alarm accounts acquired are included in the Company's results of operations since the date of each acquisition. The total purchase price was allocated as follows:

                                                                                 1995                 1994
                                                                           -----------------    -----------------
           Assets acquired                                                 $    1,376,376                6,550
           Liabilities assumed                                                 (1,056,415)                  --
           Monitored alarm accounts                                             5,554,500              515,198
           Covenants not to compete                                             2,712,500               40,000
                                                                           -----------------    -----------------

                                                                           $    8,586,961              561,748
                                                                           =================    =================


       The Company capitalized an additional $601,549 of intangible assets related to the acquisitions that occurred in 1995. The Company recorded goodwill and a deferred tax liability of $2,116,800 for the difference in the book and tax basis of the alarm accounts at the time of acquisition.

       The results of operations of the acquired companies have been combined with the results of the Company as of their respective dates of acquisition. Had the 1995 business combinations occurred prior to January 1, 1995, the Company's net sales, net loss and net loss per share of common stock for the year ended December 31, 1995 would have been $17.2 million, $1.3 million and $6.32, respectively.

       Had the 1994 business combinations occurred prior to January 1, 1994, the Company's net sales, net loss and net loss per share of common stock for the year ended December 31, 1994 would have been $11.5 million, $230,248 and $2.01, respectively.


(11)   COMMITMENTS

       The Company operates under long-term franchise agreements with Sonitrol through the year 2019. The agreements allow the Company to market and sell Sonitrol products and services under the Sonitrol name in exchange for royalty fees of $3.30 per customer per month of service. Royalty fee expense, a component of cost of sales, was $68,958 and $69,570 for the years ended December 31, 1995 and 1994, respectively.

                         METROL SECURITY SERVICES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued





(12)   LITIGATION

       In April of 1993, a minority shareholder objected to the merger of the Predecessor and made a claim for the fair value of his stock and other allegations. The claim was settled through arbitration in November of 1994 resulting in the minority shareholder being awarded $53,200 as the value of his stock in the Predecessor. In December of 1994, the minority shareholder filed a claim which restates the prior allegations. In March 1996, a judge granted the Company's motion to dismiss the restated allegations.

       The Company is involved in certain other legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without a material effect on the Company's financial position or results of operations.


(13)   SUBSEQUENT EVENTS

       On February 9, 1996, the Company's president and majority shareholder and his wife were involved in a fatal automobile accident in Mexico. The Company is the beneficiary of a $1,000,000 key man life insurance policy. Included in employee receivables at December 31, 1995 is $132,000 due from the Company's president, which has been paid from the proceeds of the sale of the Company to Protection One.

       In April 1996, the Company purchased additional alarm accounts relating to the G.T.M.T., Inc., G.T.M.P. Holding Company Inc. and Dictoguard Inc. acquisition. The Company paid $343,300 for the purchased accounts.

       On June 27, 1996, the Company sold its stock to Protection One Alarm Monitoring, Inc. for approximately $26 million. The purchase price will be paid 80% in cash and 20% in common stock of Protection One.

                          Independent Auditors' Report

The Board of Directors
Metrol Security Services, Inc.:

We have audited the accompanying consolidated balance sheet of Metrol Security Services, Inc. and subsidiaries (Company) as of December 31, 1994 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 1994, and the combined balance sheet of Sonitrol of Arizona, Inc. and Electronic Security Services, Inc. (Predecessor) as of December 31, 1993, and the related combined statements of operations, stockholders' deficiency and cash flows for the year then ended. These consolidated and combined financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metrol Security Services, Inc. and subsidiaries as of December 31, 1994 and the results of their operations and their cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned combined Predecessor financial statements present fairly, in all material respects, the financial position of Sonitrol of Arizona, Inc., and Electronic Security Services, Inc. as of December 31, 1993 and the results of their operations and their cash flows for the year ended December 31, 1993 in conformity with generally accepted accounting principles.



                                                        KPMG Peat Marwick LLP


February 10, 1995, except
    as to note 12 which is as
    of April 4, 1995

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

                    Consolidated and Combined Balance Sheets

                           December 31, 1994 and 1993

                                ASSETS                                        1994           1993
                                                                              ----           ----

Current assets:
     Cash and cash equivalents                                           $   613,493            191,618
     Short-term investments                                                   52,500             52,500
     Trade accounts receivable, net of allowance for uncollectible
        accounts of $108,000 in 1994 and $81,000 in 1993                   1,192,890          1,414,573
     Employee advances                                                        12,003             10,520
     Inventories                                                             416,232            374,320
     Prepaid expenses and deposits                                           234,021            175,746
                                                                         -----------        -----------
                  Total current assets                                     2,521,139          2,219,277

Property and equipment, net of accumulated depreciation and
     amortization (note 2)                                                 2,087,325          2,214,781
Intangible assets, net of accumulated amortization (note 3)                2,583,256          2,288,643
                                                                         -----------        -----------

                  Total assets                                           $ 7,191,720          6,722,701
                                                                         ===========        ===========

              LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
     Trade accounts payable                                              $   415,957            618,078
     Dividends payable                                                        24,456               --
     Accrued interest                                                         34,658            201,899
     Accrued liabilities                                                     397,916            315,832
     Deferred revenues                                                       980,257          1,064,013
     Current portion of capital lease obligations (note 4)                   109,294             67,510
     Current portion of notes payable and notes payable to
        affiliates (note 5)                                                  651,393            373,200
                                                                         -----------        -----------
                  Total current liabilities                                2,613,931          2,640,532

Capital lease obligations, excluding current portion (note 4)                140,583            115,666
Notes payable, excluding current portion (note 5)                          5,754,336          9,047,985
Notes payable to affiliates, excluding current portion (note 5)                 --              500,000
                                                                         -----------        -----------
                  Total liabilities                                        8,508,850         12,304,183
                                                                         -----------        -----------

Commitments and subsequent events (notes 5, 10, 11 and 12)

Stockholders' deficiency (note 7):
     Common stock                                                              2,876            116,451
     Preferred stock                                                             500               --
     Additional paid-in capital                                            4,821,100            262,116
     Accumulated deficit                                                  (6,141,606)        (5,674,295)
                                                                         -----------        -----------
                                                                          (1,317,130)        (5,295,728)

     Less treasury stock, at cost, 50,000 shares                                --             (285,754)
                                                                         -----------        -----------
                  Net stockholders' deficiency                            (1,317,130)        (5,581,482)
                                                                         -----------        -----------

                  Total liabilities and stockholders' deficiency         $ 7,191,720          6,722,701
                                                                         ===========        ===========

See accompanying notes to consolidated and combined financial statements.

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

               Consolidated and Combined Statements of Operations

                     Years ended December 31, 1994 and 1993

                                                      1994               1993
                                                      ----               ----

Revenue:
     Monitoring and service                      $  5,046,496           4,730,621
     Installation                                   2,612,661           2,693,864
     Guard and patrol                               2,961,481           2,331,780
                                                 ------------        ------------
                                                   10,620,638           9,756,265
                                                 ------------        ------------

Cost of revenue:
     Monitoring and service                         1,597,758           1,651,654
     Installation                                   1,970,533           1,955,756
     Guard and patrol                               2,408,028           1,941,700
                                                 ------------        ------------
                                                    5,976,319           5,549,110
                                                 ------------        ------------

                  Gross margin                      4,644,319           4,207,155
                                                 ------------        ------------

Selling and marketing expenses                        773,848             820,436
General and administrative expenses                 1,615,576           1,452,700
Professional fees                                     208,239             221,658
Other expense, net                                    111,625              31,762
Depreciation and amortization                       1,402,559           1,308,688
                                                 ------------        ------------
                  Earnings from operations            532,472             371,911

Interest income                                        (6,188)            (11,052)
Interest expense                                      926,609             885,316
                                                 ------------        ------------

                  Net loss                       $   (387,949)           (502,353)
                                                 ============        ============

Loss per share common stock (note 7)             $      (3.26)              (4.24)
                                                 ============        ============


See accompanying notes to consolidated and combined financial statements.

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

        Consolidated and Combined Statements of Stockholders' Deficiency

                     Years ended December 31 ,1994 and 1993


                                           Common stock                 Preferred stock             Additional
                                           ------------                 ---------------               paid-in        Accumulated
                                      Shares         Amount           Shares        Amount            capital          deficit
                                      ------         ------           ------        ------            -------          -------

Balances at December 31, 1992         120,495      $   120,495             --       $      --       $   267,819      $(5,171,942)
Merger of SOT into SAZ
     (note 7)                          (4,044)          (4,044)            --              --            (5,703)            --
Net loss                                 --               --               --              --              --           (502,353)
                                      -------      -----------      -----------     -----------     -----------      -----------
Balances at December 31, 1993         116,451          116,451             --              --           262,116       (5,674,295)

Purchase 1,545 common shares             --               --               --              --              --               --
Retire treasury shares                (51,545)         (51,545)            --              --          (262,116)        (116,936)
Net loss                                 --               --               --              --              --           (138,591)
                                      -------      -----------      -----------     -----------     -----------      -----------

Balances at December 1, 1994           64,906      $    64,906             --       $      --       $      --        $(5,929,822)
                                      =======      ===========      ===========     ===========     ===========      ===========

Issuance of Company's
     common shares (note 7)           287,634      $     2,876             --       $      --       $      --        $ (5,867,792)
Issuance of preferred shares             --               --             50,000             500       4,821,100             --
Dividends declared ($48.91
     per preferred share)                --               --               --              --              --            (24,456)
Net loss                                 --               --               --              --              --           (249,358)
                                      -------      -----------      -----------     -----------     -----------      -----------

Balances at December 31, 1994         287,634      $     2,876           50,000     $       500     $ 4,821,100      $(6,141,606)
                                      =======      ===========      ===========     ===========     ===========      ===========


                                                        Net
                                      Treasury       stockholders'
                                       stock          deficiency
                                       -----          ----------

Balances at December 31, 1992       $  (295,501)     $(5,079,129)
Merger of SOT into SAZ
     (note 7)                             9,747             --
Net loss                                   --           (502,353)
                                    -----------      -----------
Balances at December 31, 1993          (285,754)      (5,581,482)

Purchase 1,545 common shares           (144,843)        (144,843)
Retire treasury shares                  430,597             --
Net loss                                   --           (138,591)
                                    -----------      -----------

Balances at December 1, 1994        $      --        $(5,864,916)
                                    ===========      ===========

Issuance of Company's
     common shares (note 7)         $      --        $(5,864,916)
Issuance of preferred shares               --          4,821,600
Dividends declared ($48.91
     per preferred share)                  --            (24,456)
Net loss                                   --           (249,358)
                                    -----------      -----------

Balances at December 31, 1994       $      --        $(1,317,130)
                                    ===========      ===========

See accompanying notes to consolidated and combined financial statements.

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

               Consolidated and Combined Statements of Cash Flows

                     Years ended December 31, 1994 and 1993

                                                                                1994               1993
                                                                                ----               ----
Cash flows from operating activities:
     Net loss                                                               $  (387,949)          (502,353)
     Adjustments to reconcile net loss to net cash provided by
        operating activities:
        Depreciation and amortization                                         1,402,559          1,308,688
        Provision for uncollectible accounts                                    102,498             93,410
        Gain on sale of equipment                                               (13,088)              --
        Write-off of loan fees                                                  144,288               --
     Change in assets and liabilities:
        Decrease in short-term investments                                         --              250,000
        (Increase) decrease in trade accounts receivable                        119,185            (89,181)
        Increase in employee advances                                            (1,481)              (163)
        (Increase) decrease in inventories                                      (41,912)           128,592
        (Increase) decrease in prepaid expenses and deposits                    (58,275)           102,052
        Increase (decrease) in trade accounts payable                          (202,119)           140,405
        Increase (decrease) in accrued liabilities                              (85,157)           126,986
        Decrease in deferred revenues                                           (83,756)          (197,643)
                                                                            -----------        -----------
                  Net cash provided by operating activities                     894,793          1,360,793
                                                                            -----------        -----------

Cash flows from investing activities:
     Purchase of equipment                                                     (320,730)          (856,761)
     Proceeds from sale of equipment                                             31,651               --
     Purchases of assets from other companies                                  (286,450)              --
                                                                            -----------        -----------
                  Net cash used in investing activities                        (575,529)          (856,761)
                                                                            -----------        -----------

Cash flows from financing activities:
     Payments on notes payable                                               (9,383,228)          (397,805)
     Payments on notes payable to affiliates                                   (515,000)           (15,000)
     Payments on capital lease obligations                                      (99,233)           (68,829)
     Proceeds from issuance of long-term debt                                 6,000,000               --
     Purchase of treasury stock                                                (144,843)              --
     Proceeds from issuance of preferred stock                                5,000,000               --
     Debt issuance costs                                                       (576,685)              --
     Stock issuance costs                                                      (178,400)              --
                                                                            -----------        -----------
                  Net cash provided by (used in) financing activities           102,611           (481,634)
                                                                            -----------        -----------

Net increase in cash and cash equivalents                                       421,875             22,398

Cash and cash equivalents, beginning of year                                    191,618            169,220
                                                                            -----------        -----------

Cash and cash equivalents, end of year                                      $   613,493            191,618
                                                                            ===========        ===========




                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

          Consolidated and Combined Statements of Cash Flows, Continued

                     Years ended December 31, 1994 and 1993

                                                                                     1994              1993
                                                                                     ----              ----
Supplemental disclosure of cash flow information:
     Cash paid for interest                                                       $ 1,093,850            879,768
                                                                                  ===========        ===========


Supplemental disclosure of noncash investing and financing activities:

     Equipment acquired under capital lease arrangements                          $   165,935            115,922
                                                                                  ===========        ===========

     Accrued preferred stock dividends                                            $    24,456               --
                                                                                  ===========        ===========

     In 1994, the Company acquired selected assets from other companies. In conjunction with these acquisitions, assets were acquired and liabilities incurred as follows:

     Estimated fair value of assets acquired                                      $   669,222               --
     Cash payments for assets acquired                                               (286,450)              --
                                                                                  -----------        -----------

     Liabilities incurred                                                         $   382,772               --
                                                                                  ===========        ===========


See accompanying notes to consolidated and combined financial statements.

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

             Notes to Consolidated and Combined Financial Statements

                           December 31, 1994 and 1993

(1)      Nature of Operations and Summary of Significant Accounting Policies

         (a) Organization

                  Metrol Security Services, Inc. was formed on December 1, 1994, and has two wholly-owned subsidiaries (Sonitrol of Arizona, Inc. and Electronic Security Services, Inc.) (the Company). The Company is the successor to Sonitrol of Arizona, Inc. and Electronic Security Services, Inc. (collectively, the Predecessor). Effective December 1, 1994, the stock of the Predecessor was contributed to the Company. This contribution of stock has been accounted for in a manner similar to a pooling of interests as combinations of entities under common control.

         (b) Nature of Operations

                  Sonitrol of Arizona, Inc. (SOA) provides installation,
                     service, and monitoring of electronic alarm systems to commercial and residential customers and is a franchised Arizona dealer for Sonitrol products. SOA also installs, services and monitors digital alarm systems under the Metrol name and, to a lesser extent, distributes closed circuit television and access control systems. Electronic Security Services, Inc. (ESS) provides patrol and guard services.

         (c) Principles of Consolidation and Presentation

                  The accompanying consolidated financial statements present the financial condition of the Company as of December 31, 1994 and the results of their operations for the year ended December 31, 1994. The accompanying combined financial statements present the financial condition of the Predecessor as of December 31, 1993 and the results of their operations for the year ended December 31, 1993. All significant intercompany balances and transactions have been eliminated in consolidation of the Company and in the combination of the Predecessor.

         (d) Cash and Cash Equivalents

                  Cash and cash equivalents include cash on hand, money market funds and certificates of deposit with original maturities at the date of purchase of three months or less.

         (e) Short-term Investments

                  Short-term investments include certificates of deposit with original maturities of one year or less and are stated at cost.

         (f) Inventories

                  Inventories are stated at the lower of cost (first-in,
                     first-out method) or market (net realizable value). Work-in-process inventories of $99,456 at December 31, 1994 are comprised of costs incurred on uncompleted installations which are stated at actual cost of equipment, labor and other direct costs.

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

         (g) Property and Equipment

                  Property and equipment are stated at cost or for capital
                     leases at the present value of minimum lease payments at the inception of the lease and are depreciated or amortized using the straight-line method over the shorter of the lease term or estimated useful lives of the assets.

         (h) Revenue

                  Revenue from the installation of electronic alarm systems is recognized upon equipment installation and acceptance by the customer or for large projects, on the percentage-of-completion method based on costs incurred to date to total estimated costs. Revenue from monitoring service is recognized on a straight-line basis over the term of the service contract. Revenue from guard and patrol services is recognized when the services are rendered. Deferred revenues represent amounts billed in advance to customers for monitoring service and system installation.

         (i) Intangible Assets

                  Intangible assets represent an allocation of the costs in
                     excess of the estimated fair market value of tangible assets acquired as of the acquisition date and deferred financing fees related to the acquisition, and are amortized using the straight-line method over the estimated economic lives of the respective assets.

         (j) Income Taxes

                  The Predecessor was an S Corporation for federal income tax purposes prior to December 1, 1994. As an S Corporation, the taxable income or loss was included in the individual tax returns of the stockholders. Therefore, no provision or benefit was made for income taxes for the year ended December 31, 1993 and the period from January 1, 1994 through November 30, 1994.

                  On December 1, 1994, the Predecessor terminated its S
                     Corporation election concurrent with the contribution of the stock to the Company and the Company became subject to federal and state income taxes. Accordingly, the Company adopted the asset and liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards No. 109.

                  Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

         (k) Loss Per Share of Common Stock

                  Loss per share of common stock is computed using the weighted average number of common shares of stock outstanding during the years presented and does not include the effect of common share equivalents (convertible preferred stock) because their effect would be anti-dilutive. The weighted average number of common shares used in the computation were 126,421 and 118,473 in 1994 and 1993, respectively. In 1994, the net loss for purposes of the loss per share calculation has been increased by $24,456 for dividends on the Company's preferred stock to arrive at the loss per share of common stock. Accordingly, the net loss applicable to common shareholders was $412,405 and $502,353 in 1994 and 1993, respectively.

         (l) Reclassifications

                  Certain 1993 amounts have been reclassified to conform to the
                     1994 presentation.

 (2)     Property and Equipment

         Property and equipment consist of the following:

                                                               Estimated useful
                                                               lives (in years)             1994           1993
                                                               ----------------             ----           ----
         Alarm system equipment                                      5-10              $  2,870,348       2,682,536
         Central station monitoring equipment                        5-10                 1,015,657         997,307
         Office furniture, fixtures and equipment                     2-5                   676,102         590,104
         Vehicles                                                     3-5                   446,878         368,367
         Leasehold improvements                                       10                    576,223         569,123
         Repair parts                                                  3                    118,448         118,448
                                                                                       ------------     -----------
                                                                                          5,703,656       5,325,885
         Less: accumulated depreciation and
            amortization                                                                 (3,616,331)     (3,111,104)
                                                                                         ----------      ----------

                                                                                       $  2,087,325       2,214,781
                                                                                         ==========      ==========

         Included in central station monitoring equipment and vehicles in 1994 is approximately $404,000 and $153,000 in cost and accumulated amortization, respectively, related to capital leases.

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

(3)      Intangible Assets

         Intangible assets consist of the following:

                                                               Estimated useful
                                                               lives (in years)             1994           1993
                                                               ----------------             ----           ----

         Monitored alarm accounts                                    8-10              $  6,370,957       5,983,231
         Guard and patrol accounts                                    5-8                   321,531          86,586
         Covenants not to compete                                     2-5                   459,282         419,282
         Franchise fee                                                40                     25,000          25,000
         Deferred financing fees                                       7                    576,855         374,738
                                                                                       ------------      ----------
                                                                                          7,753,625       6,888,837

         Less: accumulated amortization                                                  (5,170,369)     (4,600,194)
                                                                                       ------------      ----------

                                                                                       $  2,583,256       2,288,643
                                                                                       ============      ==========

(4)      Leases

         The Company is obligated under various capital leases for equipment and vehicles that expire at various dates through 1998. Additionally, the Company leases its principal operating facilities from related parties under operating leases with terms expiring in 2002 with renewal options. Rent expense under these operating leases was approximately $140,400 in 1994 and 1993. Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments as of December 31, 1994 are as follows:

                                                                                          Capital        Operating
                                                                                          leases          leases
                                                                                          ------          ------
                   1995                                                                 $ 130,484        140,400
                   1996                                                                   117,142        140,400
                   1997                                                                    29,564        140,400
                   1998                                                                     4,685        140,400
                   1999                                                                         -        140,400
                Thereafter                                                                      -        292,500
                                                                                        ---------      ---------

                Total minimum lease payments                                              281,875      $ 994,500
                                                                                                       =========

                Less amount representing interest
                    (at rates ranging from 9% to 14.8%)                                    31,998
                                                                                        ---------

                Present value of future minimum lease payments                            249,877

                Less current portion of capital lease obligations                         109,294
                                                                                        ---------

                Capital lease obligations, excluding current portion                    $ 140,583
                                                                                        =========

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

(5)      Notes Payable and Notes Payable to Affiliates

         Notes payable and notes payable to affiliates consist of the following:

                                                                                          1994           1993
                                                                                          ----           ----
            Note payable to bank, bearing interest at bank's base rate plus 1%,
                secured by the assets and capital stock of the Predecessor           $     --          9,358,136

            Credit facility with bank, bearing interest at the prime rate plus
                1% (8.5% at December 31, 1994), matures January 2002, secured by
                the assets and capital stock of the Company                           6,000,000             --

            Notes payable to an individual in connection with an acquisition, principal payments of $5,000 due monthly through October 1996,
                unsecured (note 11)                                                     110,000           48,049

            Note payable in connection with an acquisition, bearing interest at
                8%, principal payments of $2,677 including interest due monthly
                through January 2002, unsecured                                         189,494             --

            Note payable in connection with an acquisition, non-interest bearing,
                principal due June 1995, unsecured                                      106,235             --
                                                                                     ----------       ----------
                        Notes payable                                                 6,405,729        9,406,185
                                                                                     ----------       ----------
            Note payable to a majority stockholder, bearing interest at bank's base rate plus 1%, with interest payable quarterly, unsecured,
                subordinated                                                               --            500,000

            Note payable to a majority stockholder, bearing interest at 6%,
                interest payable quarterly, matured April 1994, unsecured                  --             15,000
                                                                                     ----------       ----------
                        Notes payable to affiliates                                        --            515,000
                                                                                     ----------       ----------

            Less current portion of notes payable and notes payable to
                affiliates                                                              651,393          373,200
                                                                                     ----------       ----------

            Notes payable and notes payable to affiliates excluding current
                portion                                                              $5,754,336        9,547,985
                                                                                     ==========       ==========


                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

         The aggregate maturates of the notes payable subsequent to December 31, 1994 are as follows:

                         1995                                                        $    651,393
                         1996                                                           1,220,520
                         1997                                                             462,223
                         1998                                                             499,268
                         1999                                                             513,937
                      Thereafter                                                        3,058,388
                                                                                      -----------
                                                                                      $ 6,405,729
                                                                                      ===========


         The credit facility with the bank allows SOA to borrow up to $15,000,000 and SOA or ESS to borrow up to $500,000. The aggregate principal amount outstanding at any time is limited based on factors that include permitted acquisition expenditures, loss prevention program advances and recurring monthly revenue, as defined. Cash advances bear interest at the prime rate plus 1.25% or 1.00% depending upon the ratio of bank debt to net operating income, as defined. However, the interest rate is decreased by 25 basis points when cash advances reach $10,000,000. The credit facility required a $170,000 facility fee and also requires a .5% commitment fee on the unused portion of the facility. All borrowings outstanding as of December 31, 1996 and June 30, 1997 will be converted into 5 year and 4.5 year term loans, respectively. The credit facility contains various covenants including the requirement that the Company maintain specific interest, debt, and current asset ratios. The credit facility also limits capital expenditures and the payment of dividends. The Company was in compliance with all covenants at December 31, 1994.

         On December 16, 1994, the Company executed an interest rate protection agreement with the bank that caps the interest rate to be paid on $4,500,000 of the indebtedness. The Company paid $54,000 for this agreement, which expires December 19, 1997.

         The Company paid interest of approximately $51,239 and $37,300 to a majority stockholder in 1994 and 1993, respectively.

(6)      Income Taxes

         The Predecessor was an S Corporation for federal income tax purposes and was not subject to federal and state income taxes. At December 1, 1994, the S Corporation election was terminated and the Company became subject to federal and state income taxes. No income tax expense or benefit was recorded for the cumulative temporary differences as of the date of termination.

         No income tax expense was recorded for the period December 1, 1994 through December 31, 1994 due to net operating losses.

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 are as follows:

   Deferred tax assets:
       Net operating loss carryforward                                       $ 458,664
       Allowance for bad debts                                                  43,200
       Accrued expenses                                                         26,386
                                                                             ---------
          Gross deferred tax assets                                            528,250

   Less valuation allowance                                                   (454,563)

          Net deferred tax assets                                            $  73,687
                                                                             =========

   Deferred tax liabilities:
       Property and equipment depreciation                                   $  73,687
                                                                             =========

         A valuation allowance has been provided because management has not determined that it is more likely than not that the deferred tax asset will be realized. The net change in the total valuation allowance for the year ended December 31, 1994 was an increase of $454,563.

         At December 31, 1994, the Company has federal net operating loss carryforwards of approximately $1,300,000 which begin to expire in 1999.

(7)      Stockholders' Deficiency

         At December 31, 1994, the capital of the Company consisted of 2,000,000 shares of authorized $.01 par value common stock and 100,000 shares of authorized $.01 par value preferred stock. 287,634 shares of common stock and 50,000 shares of preferred stock were issued and outstanding.

         The Company's preferred stock is convertible into common stock at the option of the stockholder. The conversion rate is equal to the original purchase price of the stock, as defined, divided by $20 per share. The preferred stock has voting rights equal to the number of common shares they are convertible into and is entitled to per annum cumulative dividends of nine percent of the original purchase price per share. The liquidation preference for the preferred stock is the greater of the original purchase price plus accrued dividends or the calculated value to be paid per share assuming conversion of the preferred stock into common stock.

         At December 31, 1993, the capital of SOA consisted of 1,000,000 shares of authorized $1 par value common stock and 250,000 shares of authorized 7.5%, cumulative, redeemable preferred stock with a $1 par value. 115,451 shares of common stock were issued and outstanding at December 31, 1993. No preferred stock was outstanding.

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

         At December 31, 1993, the capital of ESS consisted of 100,000 shares of authorized $1 par value common stock with 1,000 shares issued and outstanding.

         During 1993, a merger of the Predecessor resulted in a decrease in combined stock of $4,044, a decrease in combined additional paid-in capital of $5,703 and a decrease in combined treasury stock of $9,747.

         During 1994, the shareholder of the Predecessor exchanged all of the outstanding stock of the Predecessor for 287,634 shares of the Company's common stock.

(8)      Profit Sharing Plan

         The Company has a qualified 401(k) profit sharing plan (the Plan) covering certain employees twenty years of age and over who have completed one year of service. Company matching and profit sharing contributions to the Plan are at the discretion of the Board of Directors, but are limited to amounts deductible under the Internal Revenue Code. The Company presently matches 25% of employee contributions up to 8% of the employee's salary. For the years ended December 31, 1994 and 1993, Company or Predecessor matching contributions to the Plan totaled $15,430 and $15,976, respectively. No profit sharing contribution was made during 1994 or 1993.

(9)      Acquisitions

         During 1994, the Company acquired certain operating assets from various alarm companies as follows:

              Acquisition Date                         Company                           Purchase Price
              ----------------                         -------                           --------------

             August 29, 1994             Affiliated Security Systems, Inc.                 $ 269,494
             October 14, 1994            Ahwatukee Security, Inc.                            292,254

         The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to tangible and intangible assets based on their fair values as determined by management. The results of operations of the alarm accounts acquired are included in the Company's results of operations since the date of each acquisition. The total purchase price was allocated as follows:

            Property and equipment         $  6,550
            Monitored alarm accounts        515,198
            Covenants not to compete         40,000
                                           --------
                                           $561,748
                                           ========

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

         In addition, the Company capitalized an additional $107,474 of intangible assets related to an acquisition that occurred in 1990. The assets arose from an adjustment to the original purchase price.

         The results of operations of the acquired companies have been combined with the results of the Company as of their respective dates of acquisition. Had the 1994 business combinations occurred prior to January 1, 1994, the Company's net sales, net loss and net loss per share of common stock for the year ended December 31, 1994 would have been $11.5 million, $230,248 and $2.01, respectively.

 (10)    Commitments

         The Company operates under long-term franchise agreements with Sonitrol through the year 2019. The agreements allow it to market and sell Sonitrol products and services under the Sonitrol name in exchange for royalty fees of $3.30 per customer per month of service. Royalty fee expense, a component of cost of sales, was $69,570 and $64,731 for the years ended December 31, 1994 and 1993, respectively.

 (11)    Litigation

         In September 1992, an action was filed against the Predecessor claiming breach of contract and other allegations relating to the Predecessor's acquisition of certain alarm accounts. The action was settled in December 1994 through arbitration. The Company paid $50,000 at the settlement date and has recorded the remaining amount due of $110,000 in notes payable (note 5). The additional amount payable as a result of the settlement of this claim was recorded as an increase in intangible assets recorded in connection with the acquisition.

         In April of 1993, a minority shareholder objected to the merger of the Predecessor and made a claim for the fair value of his stock and other allegations. The claim was settled through arbitration in November of 1994 resulting in the minority shareholder being awarded $53,200 as the value of his stock in the Predecessor. In December of 1994, the minority shareholder filed a claim which restates the prior allegations. Management believes that the litigation and claims will be resolved in the Company's favor.

         The Company is involved in certain other legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without a material effect on the Company's financial position or results of operations.

(12)     Subsequent Events

         On March 31, 1995, the Company purchased the stock of G.T.M.T., Inc.,
            G.T.M.P. Holding Company, Inc., and Dictoguard, Inc. for $6,000,000. The purchase price is subject to certain adjustments for decreases in recurring monthly revenues and changes in guard and patrol revenue. The Company also paid $2,700,000 to certain individuals for non-compete covenants. The stock purchase and non-compete covenants were financed with the Company's credit facility.

                                                                     (Continued)

            METROL SECURITY SERVICES, INC. AND SUBSIDIARIES (Company)
 SONITROL OF ARIZONA, INC. AND ELECTRONIC SECURITY SERVICES, INC. (Predecessor)

            Notes to Consolidated and Combined Financial Statements

         On April 4, 1995, the Company and the bank entered into a Credit
            Modification Agreement (agreement) due to the acquisitions which occurred March 31, 1995. The agreement increases the principal amount that may be outstanding at any one time and increases the amount of quarterly installments on the first term loan. Cash advances bear interest at the prime rate plus 1.75%, 1.25% or 1.00% depending on the ratio of bank debt to net operating income, as defined. The agreement also modified various covenants by increasing the amount of capital expenditures that may be incurred each year and adjusting various debt and operating income ratios.

                     PROTECTION ONE, INC. AND SUBSIDIARIES,
                METROL SECURITY SERVICES, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)


                                Explanatory Note


        Protection One Alarm Monitoring, Inc., a wholly owned subsidiary of Protection One, Inc. (the Company), acquired all the issued and outstanding common and preferred stock of Metrol Security Services, Inc. and Subsidiaries on June 28, 1996 (the Acquisition). The Acquisition was financed with borrowing's from the Company's revolving credit facility and through issuance of 417,885 shares of the Company's common stock. The acquisition was accounted for using the purchase method of accounting. The accompanying unaudited pro forma combined statements of operations for the year ended September 30, 1995 and the nine months ended June 30, 1996 were prepared as if the Acquisition had occurred at October 1, 1994. The pro forma combined statement of operations for the year ended September 30, 1995 includes the statement of operations for Metrol Security Services, Inc. and Subsidiaries for the year ended December 31, 1995.

        The Company intends to dispose of the Guard Operations of Metrol Security Services, Inc. and Subsidiaries on or about September 30, 1996, and therefore revenues and expenses related to the Guard Operations have been excluded from the pro forma combined statements of operations for the year ended September 30, 1995 and the nine months ended June 30, 1996.

        In the opinion of management of Protection One, Inc. all adjustments necessary to present fairly the accompanying unaudited pro forma combined financial statements have been prepared based upon the terms and structure of the Acquisition. These unaudited pro forma combined financial statements are not necessarily indicative of what results of operations would have been had the Acquisition occurred at the beginning of the respective periods nor do they purport to indicate the results of operations of future periods for the Company.

        These pro forma combined financial statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements and notes thereto of Protection One, Inc. and Subsidiaries and Metrol Security Services, Inc. and Subsidiaries.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
               For the Year Ended September 30, 1995 (Unaudited)
          (Dollar amounts in thousands, except for per share amounts)


                                                                          Historical
                                                                ------------------------------
                                                                Protection     Metrol Security     Pro Forma       Pro Forma
                                                                 One, Inc.      Services, Inc.   Adjustment (a)    Combined
                                                                -----------    ---------------   --------------   -----------
Revenues:
  Monitoring and service                                        $    46,308       $  6,995        $                $   53,303
  Other                                                               9,574          8,693           (4,477)(b)        13,790
                                                                -----------       --------        ---------        ----------
    Total revenues                                                   55,882         15,688           (4,477)           67,093

Cost of Revenues:
  Monitoring and Service                                             11,795          2,215                             14,010
  Other                                                               7,424          6,919           (4,027)(b)        10,316
                                                                -----------       --------        ---------        ----------
    Total cost of revenues                                           19,219          9,134           (4,027)           24,326
                                                                -----------       --------        ---------        ----------
    Gross profit                                                     36,663          6,554             (450)           42,767

Selling, general and administrative expenses                         12,409          3,721             (385)(b)        16,427
                                                                                                        682 (c)
Loss on acquisition terminations                                        208                                               208
Acquisition and transition expense                                    3,090                                             3,090
Amortization of subscriber accounts and goodwill                     15,460          2,692            1,794 (d)        19,264
                                                                                                       (682)(c)
                                                                -----------       --------        ---------        ----------
  Operating income (loss)                                             5,496            141           (1,859)            3,778
Other (income) expenses:
  Interest expense, net                                               7,626          1,245            1,059 (e)         9,930
  Amortization of debt issuance cost and OID                          6,797                                             6,797
  Loss on sales of subscriber accounts                                  505                                               505
                                                                -----------       --------        ---------        ----------
    Loss before income taxes, extraordinary items and
      cumulative effect of change in accounting method -
      net of taxes                                                   (9,432)        (1,104)          (2,918)          (13,454)
 Income tax benefit                                                   3,595            448            1,085 (f)         5,126
                                                                -----------       --------        ---------        ----------
    Loss before extraordinary items and cumulative effect of
      change in accounting method - net of taxes                $    (5,837)      $   (656)       $  (1,835)       $   (8,328)
                                                                ===========       ========        =========        ==========

Loss per common share:
  Before extraordinary items and cumulative effect of
    change in accounting method                                 $     (0.87)                                       $    (1.11)(g)
    Net loss per share                                          $     (2.12)                                       $    (1.99)(h)
    Weighted average common shares outstanding                    8,698,187                         417,885         9,116,072


               The accompanying notes are an integral part of the
                  pro forma combined statement of operations.

        NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                     For the Year Ended September 30, 1995


(a) See Explanatory Note at the beginning of the Pro Forma Combined Financial Statements.

(b) To exclude Guard Operations from revenues, cost of revenues and selling, general and administrative expenses as the Company intends to dispose of the Guard Operations within 90 days of the closing date.

(c) To reclassify depreciation from amortization of subscriber accounts and goodwill for Metrol to selling, general and administrative expenses.

(d) To reflect amortization, on a straight line basis over 10 years, of the cost of allocated purchase price cost of acquired subscriber accounts, including adjustment for deferred income taxes.

(e) To reflect an increase in interest expense, at the rate of 9.5%, on borrowings used to complete the Acquisition.

(f) To recognize income tax benefit based upon the Pro Forma Combined tax rate.

(g) Loss per common share before extraordinary item and cumulative effect of change in accounting method include the effects of preferred stock dividends and accretion of redeemable preferred stock as noted below.


                                                         Metrol
                                                        Security
                                          Protection    Services,    Pro Forma     Pro Forma
                                           One, Inc.      Inc.      Adjustments     Combined
                                          ----------    --------    -----------    ---------
Loss from continuing
  operations                               $ (5,837)     $(951)       $(1,540)     $ (8,328)
Extraordinary items - losses
  on early extinguishment of
  debt, net                                  (8,906)                   2,834(f)      (6,072)
Cumulative effect of change
  in accounting method, net                  (1,955)                                 (1,955)
                                           --------      -----        -------      --------
Net loss                                    (16,698)      (951)         1,294       (16,355)
Preferred stock dividends                      (958)                                   (958)
Accretion of redeemable
  preferred stock                              (797)                                   (797)
                                           --------      -----        -------      --------
Loss attributable to
  common stock                             $(18,453)     $(951)       $ 1,294      $(18,110)
                                           ========      =====        =======      ========

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
           For the Nine Month Period Ended June 30, 1996 (Unaudited)
          (Dollar amounts in thousands, except for per share amounts)


                                                                          Historical
                                                                ------------------------------
                                                                Protection     Metrol Security     Pro Forma       Pro Forma
                                                                 One, Inc.      Services, Inc.   Adjustment (a)    Combined
                                                                -----------    ---------------   --------------   -----------
Revenues:
  Monitoring and service                                         $   46,377       $  5,621        $               $    51,996
  Other                                                               5,418          6,172           (2,937)(b)         8,653
                                                                 ----------       --------        ---------       -----------
    Total revenues                                                   51,795         11,793           (2,937)           60,651

Cost of Revenues:
  Monitoring and Service                                             12,651          2,000                             14,651
  Other                                                               4,685          4,754           (2,241)(b)         7,198
                                                                 ----------       --------        ---------       -----------
    Total cost of revenues                                           17,336          6,754           (2,241)           21,849
                                                                 ----------       --------        ---------       -----------
    Gross profit                                                     34,459          5,039             (696)           38,802

Selling, general and administrative expenses                         10,082          3,090             (361)(b)        13,322
                                                                                                        511 (c)
Loss on acquisition terminations                                                       238             (348)(g)          (110)
Acquisition and transition expense                                    3,048                                             3,048
Amortization of subscriber accounts and goodwill                     16,108          2,902              243 (d)        18,742
                                                                                                       (511)(c)
                                                                -----------       --------        ---------       -----------
  Operating income (loss)                                             5,221         (1,171)            (230)            3,800
Other (income) expenses:
  Interest expense, net                                               3,052          1,199              376 (e)         4,627
  Amortization of debt issuance cost and OID                         13,159                                            13,159
  Loss on sales of subscriber accounts                                   19                                                19
                                                                -----------       --------        ---------       -----------
    Loss before income taxes, extraordinary items and
      cumulative effect of change in accounting method -
      net of taxes                                                  (11,009)        (2,390)            (760)          (14,005)
 Income tax benefit                                                     (90)           873              578 (f)         1,381
                                                                -----------       --------        ---------       -----------
    Loss before extraordinary items and cumulative effect of
      change in accounting method - net of taxes                $   (11,099)      $ (1,497)       $     (28)       $   (12,624)
                                                                ===========       ========        =========       ===========

Loss per common share:
  Before extraordinary items and cumulative effect of
    change in accounting method                                 $     (1.06)                                      $     (1.20)(h)
    Net loss per share                                          $     (1.06)                                      $     (1.20)(h)
    Weighted average common shares outstanding                   10,749,983                                        10,749,983

               The accompanying notes are an integral part of the
                  pro forma combined statement of operations.

        NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                 For the Nine Month Period Ended June 30, 1996


(a) See Explanatory Note at the beginning of the Pro Forma Combined Financial Statements.

(b) To exclude Guard Operations from revenues, cost of revenues and selling, general and administrative expenses as the Company intends to dispose of the Guard Operations within 90 days of the closing date.

(c) To reclassify depreciation from amortization of subscriber accounts and goodwill for Metrol to general and administrative expenses.

(d) To reflect amortization, on a straight line basis over 10 years, of the cost of allocated purchase price cost of acquired subscriber accounts, including adjustment for deferred income taxes.

(e) To reflect an increase in interest expense, at the rate of 8.6%, on borrowings used to complete the Acquisition.

(f) To recognize income tax benefit based upon the Pro Forma Combined tax rate.

(g) To include proceeds received in key man life insurance settlement in other income.

(h) Loss per common share before extraordinary item and cumulative effect of change in accounting method include the effects of preferred stock dividends and accretion of redeemable preferred stock as noted below.


                                               Metrol
                                              Security
                                  Protection  Services, Pro Forma   Pro Forma
                                   One, Inc.    Inc.   Adjustments   Combined
                                  ----------  -------- -----------  ---------
Loss from continuing
  operations                       $(11,099)  $(2,237)     $712     $(12,624)
Preferred stock dividends              (248)                            (248)
                                   --------   -------      ----     --------
Loss attributable to
  common stock                     $(11,347)  $(2,237)     $712     $(12,872)
                                   ========   =======      ====     ========

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused the Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PROTECTION ONE, INC.
                                          PROTECTION ONE ALARM MONITORING, INC.


Date: August 27, 1996                     By: /s/ JOHN W. HESSE
                                              --------------------------------
                                                 John W. Hesse
                                                 Executive Vice President
                                                 and Chief Financial Officer




                                       3